UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2021

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BEAT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 1, 2021, BioTelemetry, Inc., a Delaware corporation (the “Company”), entered into amendments to the existing employment agreements with each of Heather Getz, Executive Vice President, Chief Financial and Administrative Officer, and Fred (Andy) Broadway III, President, BioTel Heart. As previously disclosed, these amendments were approved on January 28, 2021 by the compensation and talent development committee of the board of directors of the Company. The material terms of these amendments were described in the Company’s Current Report on Form 8-K filed on January 29, 2021, which description is incorporated herein by reference. Copies of these amendments are filed as Exhibits 10.14 and 10.15 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title

10.14*	First Amendment to Employment Agreement, dated February 1, 2021, by and between BioTelemetry, Inc. and Heather Getz

10.15*	First Amendment to Employment Agreement, dated February 1, 2021, by and between BioTelemetry, Inc. and Fred A. Broadway III

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates a management plan or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

By:	/s/ Heather C. Getz
Name:	Heather C. Getz
Title:	Executive Vice President, Chief Financial and Administrative Officer

Date: February 1, 2021